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                                                                    EXHIBIT 16.1

August 14, 2000

Securities and Exchange Commission
450 Fifth Street,  N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Condor Technology Solutions, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report dated August 3, 2000. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP